EXHIBIT 99.1

                    Frozen Food Express Industries, Inc.
                    Certification of CEO Pursuant to
               18 U.S.C. Section 1350, as Adopted Pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002


    I, Stoney M. Stubbs, Jr., certify, pursuant to 18 U.S.C. Section 1350,as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report Frozen Food Express Industries, Inc. on Form 10-K for the fiscal year ended December 31, 2002 as amended by this first amendment on Form 10-K/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Frozen Food Express Industries, Inc. A signed original of this written statement required by Section 906 has been provided to Frozen Food Express Industries, Inc. and will be retained by Frozen Food Express Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



June 27, 2003                                 /s/ Stoney M. Stubbs, Jr.
                                              ------------------------
                                              Stoney M. Stubbs, Jr.
                                              Chief Executive Officer